Exhibit 99.1
Press Release	Source: NWH, Inc.

NWH, INC. ENTERS INTO DEFINITIVE MERGER AGREEMENT WITH INGENIX

May 25, 2006  4:15 P.M. ET

New York, NY, May 25, 2006  /PRNewswire-FirstCall/ — NWH, Inc. (Nasdaq: NWIR) (NWH), the parent company of health care payer services organization Electronic Network Systems, Inc. (ENS), today announced that it has signed a definitive merger agreement with Ingenix, the health intelligence and technology subsidiary of UnitedHealth Group, Inc. (NYSE: UNH), pursuant to which Ingenix would acquire all of the outstanding shares of NWH for a cash price of $18.24 per share. The board of directors of NWH has approved the deal. The transaction, which is subject to stockholder approval and other customary closing conditions, is expected to close during the third quarter of 2006.

NWH owns and operates ENS, a payer services organization that connects health care payers and providers using state of the art proprietary software and telecommunications services for most health care payment and insurance validation transactions.

Terrence S. Cassidy, founder and chief executive officer of NWH, said, “NWH is pleased to bring the strength of a major growth company to our clients, prospective clients and employees. Our subsidiary ENS’ relationships, expertise, services and reputation for excellence within the health care industry have allowed it to continue to enhance its product offerings and broaden its client base. Ingenix is an excellent fit for us and provides an outstanding opportunity to grow our business and introduce an entire suite of Ingenix products to existing ENS customers. The transaction will lead to innovations that add value and benefit all patients, doctors and health care insurance companies in this space.”

“This announcement is good news for the entire health care industry,” said Richard Anderson, chief executive officer of Ingenix. “Our focus will be to enhance the health care system’s affordability and usability by providing real-time Internet connections among the participants in health care. This will increase efficiency, help physicians get quicker payment of claims and assist payers in reducing the amount of rework and rejected claims.”

About Ingenix

Ingenix, a wholly-owned subsidiary of UnitedHealth Group, Inc. (NYSE: UNH), provides products and services to a diverse customer base within the health care community. Organizations rely on its innovative technology to improve the delivery and operations of their business. More information about Ingenix and its products and services can be obtained at http://www.ingenix.com.

About NWH, Inc. and Electronic Network Systems, Inc.

NWH, Inc. (Nasdaq: NWIR), a holding and strategic resource company, owns and operates Electronic Network Systems, Inc. (ENS), which offers Internet and e-commerce connectivity between thousands of health care providers such as physicians, hospitals, clinics, practice management software vendors and third-party commercial payers. More information about ENS and its products and services can be obtained at http://www.enshealth.com.

Safe Harbor Statement

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, regarding NWH financial and business prospects and capital requirements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of NWH, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: dependence on significant customers and the loss thereof; the limited nature of NWH’s operations and the risk of NWH’s failure to acquire additional businesses; the uncertain acceptance of Health-e Network®; competition; existing government regulations and changes in, or the failure to comply with, government regulations; the ability of NWH to sustain, manage or forecast its growth; the ability to attract and retain qualified personnel; risk of technological obsolescence, and other factors referenced in this Quarterly Report on Form 10-Q including, without limitation, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Certain of these factors are discussed in more detail in NWH’s Annual Report on Form 10-K for the year ended October 31, 2005, including, without limitation, under the caption “Business” and Exhibit 99.1 thereto. Given these uncertainties, undue reliance should not be placed on such forward-looking statements. NWH disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Additional information on these and other factors are contained in NWH’s reports filed with the Securities and Exchange Commission (SEC), including NHW’s Annual Report on Form 10-K as filed with the SEC on December 22, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov . NWH assumes no obligation to update the forward-looking statements included in this press release.